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                                                                     EXHIBIT 4.3

                               SECURITY AGREEMENT

                          Dated as of September 9, 2003

                                     between

                           BIO-RAD LABORATORIES, INC.

                                   as Grantor

                                       and

                                  BANK ONE, NA,

                             as Administrative Agent

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                             EXHIBITS AND SCHEDULES

                                    Exhibits

EXHIBIT A    -- Form of Restricted Account Agreement

                                   Schedules

Schedule 1   -- Grantor Organizational Information

Schedule 1-A -- Pledged Debt

Schedule 2   -- Locations of Collateral

Schedule 2-A -- Third Party Locations

Schedule 2-B -- Financing Statement Filing Locations

Schedule 2-C -- Commercial Tort Claims

Schedule 3   -- Trade Names

Schedule 4   -- Deposit Accounts

Schedule 5   -- Federal Taxpayer Identification Number

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                               SECURITY AGREEMENT

          This SECURITY AGREEMENT ("Agreement"), dated as of September 9, 2003 is made by BIO-RAD LABORATORIES, INC., a Delaware corporation (together with its successors and assigns, the "Grantor"), in favor of BANK ONE, NA (MAIN OFFICE CHICAGO) (the "Administrative Agent"), for its benefit and for the benefit of the "Holders of Secured Obligations" (as defined in the Credit Agreement referred to below).

                             PRELIMINARY STATEMENTS

          WHEREAS, Grantor has entered into a certain Credit Agreement of even date herewith among Grantor, the institutions from time to time parties thereto as lenders (the "Lenders") and the Administrative Agent as the contractual representative for the Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of loans, advances and other financial accommodations (including, without limitation, letters of credit) (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "Loans") to or for the benefit of Grantor;

          WHEREAS, It is a condition precedent to the making of the Loans under the Credit Agreement that Grantor shall have granted the security interest contemplated by this Agreement; and

          WHEREAS, the Grantor wishes to secure the Secured Obligations owing to the Holders of Secured Obligations pursuant to the terms of this Agreement;

          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

          "Agreement" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Collateral" shall mean all property and interests in property now owned or hereafter at any time acquired by Grantor in or upon which a Lien is granted by Grantor in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations under this Agreement, including, without limitation, the property described in Section 2.

          "Proceeds" shall mean whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined in Section 9-102(64) of the UCC, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Grantor from time to time with respect to any of the Collateral, any and all payments (in any

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form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

          "Restricted Account" shall mean any deposit account listed on Schedule 4 hereof (i) that is maintained with Bank One, NA (Main Office Chicago), in its capacity as Administrative Agent or otherwise, or (ii) with respect to which the Grantor has entered into a Restricted Account Agreement substantially in the form of Exhibit A hereto with the financial institution at which such deposit account is maintained.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. Any and all terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

          SECTION 2. Grant of Security. To secure the prompt and complete payment, observance and performance of the Secured Obligations, Grantor hereby collaterally assigns and pledges to Administrative Agent, for the benefit of Administrative Agent and the Holders of Secured Obligations, and hereby grants to Administrative Agent, for the benefit of Administrative Agent and the Holders of Secured Obligations, a security interest in all of Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located and Proceeds thereof:

          ACCOUNTS: All "accounts" as such term is defined in Section 9-102(2) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "accounts", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all present and future accounts, accounts receivable (including, without limitation, health-care-insurance receivables, and all other forms of monetary obligations owing to Grantor, and all credit insurance, guaranties, or security therefor, but excluding those items evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

          INVENTORY: All "inventory" as such term is defined in Section 9-102(48) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "inventory", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all goods now owned or hereafter acquired by Grantor (wherever located,

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whether in the possession of Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor's business (collectively, "Inventory");

          EQUIPMENT: All "equipment" as such term is defined in Section 9-102(33) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "equipment", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vessels, rolling stock, motor vehicles and all other goods (including software embedded in such goods) of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by Grantor and wherever located (collectively, "Equipment");

          GENERAL INTANGIBLES: All "general intangibles" (including payment intangibles) as such term is defined in Section 9-102(42) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "general intangibles", as used herein, be construed in its broadest sense, and such term shall include, without limitation, the uniform resource locator *www.bio-rad.com**, all rights, interests, choses in action, causes of action, claims and all other intangible property of Grantor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; customer lists, credit files, correspondence, and advertising materials; all firm sale orders, other contracts and contract rights; all interests in partnerships, limited liability companies and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all payments due or made to the Grantor in connection with any choses in action, causes of action or other claims; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents, and patent applications (including all reissues, divisions, continuations and extensions) (collectively, "Patents"); all trade secrets and inventions; all copyrights and copyright applications (including all computer software and related documentation) (collectively, "Copyrights"); all service marks and service mark applications and all rights and interests in and to trademarks, trademark registrations and applications therefor, trade names, corporate names, brand names, slogans, and all goodwill associated with the foregoing (collectively, "Trademarks", and together with Copyrights and Patents, "Intellectual Property"); all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to Grantor; and all other intangible property, whether or not similar to the foregoing;

          LAB PROCESSING AND ENGINEERING INFORMATION: All rights and interests in and to processes, lab journals, and notebooks, data, trade secrets, know-how, product

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formulae and information, manufacturing, engineering and other drawings and manuals, technology, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise used in or employed by Grantor (including any license for the foregoing), in each case whether now owned or hereafter acquired or arising;

          CONTRACT RIGHTS: All rights and interests in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which Grantor is a party to or in which Grantor has an interest;

          CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper (including tangible chattel paper, intangible chattel paper and electronic chattel paper), leases, all instruments, including, without limitation, the notes and debt instruments described in Schedule 1-A (the "Pledged Debt") and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts and other documents of title, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Administrative Agent for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each instance whether now owned or hereafter acquired by Grantor;

          INTEREST AND CURRENCY CONTRACTS: Any and all interest rate, commodity or currency exchange agreements or derivative agreements, including, without limitation, cap, collar, floor, forward or similar agreements or other rate, currency or price protection arrangements or hedging agreements;

          BOOKS AND RECORDS: All presently existing and hereafter acquired or created books and records of Grantor, including all records (including maintenance and warranty records), ledgers, computer programs and files, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral;

          COMMERCIAL TORT CLAIMS: All rights and interests in and to any commercial tort claims, which are listed on Schedule 2-C hereto or supplements to this Agreement from time to time;

          DEPOSIT ACCOUNTS: All "deposit accounts" as such term is defined in
Section 9-102(29) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the terms "deposit accounts", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all demand, time, savings, passbook or similar accounts now or hereafter maintained by or for the benefit of Grantor with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust companies, and all funds and amounts therein, whether or not restricted or designated for a particular purpose (collectively, "Deposit Accounts");

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          INVESTMENT PROPERTY: All "investment property" as such term is defined in Section 9-102(49) of the UCC, whether now owned or hereafter acquired or arising;

          LETTER-OF-CREDIT RIGHTS: All "letter-of-credit rights" as such term is defined in Section 9-102(51) of the UCC, whether now owned or hereafter acquired or arising;

          SUPPORTING OBLIGATIONS: All "supporting obligations" as such term is defined in Section 9-102(77) of the UCC, in respect of any of the foregoing property, whether now owned or hereafter acquired or arising; and

          OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by Grantor which now may be owned or hereafter may come within the possession, custody or control of Administrative Agent or any of the Holders of Secured Obligations or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, custody, pledge, transmission, collection or otherwise); and all rights and interests of Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all
(i) money; (ii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iii) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, Proceeds and products thereof.

Notwithstanding the foregoing provisions of Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, (i) any general intangibles, lab processing and engineering information, contract rights, chattel paper, instruments and documents which are now or hereafter held by Grantor as licensee, lessee or otherwise, to the extent that (a) such general intangibles, lab processing and engineering information, contract rights, chattel paper, instruments or documents are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (1) any and all proceeds of such general intangibles, lab processing and engineering information, contract rights, chattel paper, instruments and documents to the extent that the assignment or encumbering of such proceeds is not so restricted and (2) upon any such licensor, lessor or other applicable party consent with respect to any otherwise excluded general intangibles, lab processing and engineering information, contract rights, chattel paper, instruments or documents being obtained, thereafter such general intangibles, lab processing and engineering information, contract rights, chattel paper, instruments or documents as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term "Collateral"; or (ii) Equity Interests held by the Grantor in any of its Foreign Subsidiaries until such grant is required pursuant to Section 6.28(b) of the Credit Agreement, and any such security interest, individually or collectively, with respect to any Foreign Subsidiary shall at no time exceed 65% of the Voting Equity Interests of such Foreign Subsidiary, regardless of whether certificate representing a greater percentage may be delivered to the Administrative Agent.

          SECTION 3. Authorization. Grantor hereby authorizes Administrative Agent to retain and each Holder of Secured Obligations, and each Affiliate of Administrative Agent and

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of each Holder of Secured Obligations, to pay or deliver to Administrative
Agent, for the benefit of the Holders of Secured Obligations, without any necessity on the part of any Holder of Secured Obligations to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Default, and without further notice to Grantor (such notice being expressly waived), any of the deposits referred to in Section 2 (whether general or special, time or demand, provisional or final, other than trust accounts) or other sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is due and payable. Administrative Agent will promptly notify Grantor of Administrative Agent's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. Administrative Agent may give notice of the above authorization, grant of security interest and assignment of the aforesaid deposits and other sums by Grantor to, and may make any suitable arrangements with, any such Holder of Secured Obligations for effectuation thereof, and Grantor hereby irrevocably appoints Administrative Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to Administrative Agent by such Holder of Secured Obligations or Affiliate thereof; provided, that the Administrative Agent agrees not to exercise such powers as attorney-in-fact unless a Default has occurred and is continuing.

          SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither Administrative Agent nor the Holders of Secured Obligations shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Administrative Agent or the Holders of Secured Obligations be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 5. Representations and Warranties. Grantor represents and warrants, as of the date of this Agreement:

          (a) The exact legal name, jurisdiction of organization and Organizational Identification Number of Grantor is set forth on Schedule 1 to this Agreement, and Grantor's Federal Taxpayer Identification Number is set forth on Schedule 5 hereto. Grantor is only organized in the jurisdiction set forth in Schedule 1 to this Agreement and is not organized under the laws of any other jurisdiction. The locations listed for Grantor on Schedule 2 hereto constitute all locations at which Inventory and/or Equipment with a value in excess of $1,000,000 is located and Grantor has exclusive possession and control of such Equipment and Inventory, except for such Inventory and Equipment which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for processing, storage, engineering, evaluation, repairs or sale, the proper corporate names of which third

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parties, the location of such Inventory and/or Equipment, and the nature of the relationship between Grantor and such third parties are set forth in Schedule 2-A. The chief place of business and chief executive office of Grantor are located at the address of Grantor set forth below the Grantor's signature on the Credit Agreement. All books and records concerning any Accounts and all originals of all chattel paper are located at the addresses listed on Schedule 2 and none of the Accounts is evidenced by a promissory note or other instrument in excess of $1,000,000 except for such notes and other instruments delivered to Administrative Agent as Pledged Debt listed on Schedule 1-A.

          (b) Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Liens permitted by Section 6.15 of the Credit Agreement. Grantor conducts business under the name BIO-RAD LABORATORIES, INC. and, in certain areas and for certain operations, the trade names listed on
Schedule 3. The Grantor uses no trade names or fictitious names, except as set forth on Schedule 3.

          (c) This Agreement creates in favor of Administrative Agent a legal, valid and enforceable security interest in the Collateral (other than Equipment and Inventory located in a jurisdiction outside the United States of America). When financing statements have been filed in the appropriate offices against Grantor in the locations listed on Schedule 2-B and, with respect to any intellectual property that shall constitute Collateral hereunder, any necessary filings have been made with the U.S. Patent and Trademark Office and the U.S. Copyright Office, Administrative Agent will have a fully perfected first priority lien on, and security interest in, such Collateral in which a security interest may be perfected by such filing, subject only to Liens permitted by
Section 6.15 of the Credit Agreement.

          (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, that has not already been taken or made and that is in full force and effect, is required (a) for the grant by Grantor of the security interest in the Collateral granted hereby; (b) for the execution, delivery or performance of this Agreement by Grantor; or (c) for the exercise by Administrative Agent of any of its rights or remedies hereunder, except (x) filings, consents or notices which if not made, obtained or given, individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect and (y) filings and other actions referred to in Section 5(c) hereof.

          (e) The Pledged Debt issued by any Affiliate of Grantor, and to the best of Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the respective issuer thereof.

          (f) Schedule 4 contains a complete list of all of the Deposit Accounts of Grantor as of the Closing Date, and Grantor will amend and update Schedule 4 by delivering supplemental reports to Administrative Agent promptly following the establishment of any additional Deposit Accounts, but in any event not less frequently than on a calendar quarterly basis, and at any time requested by the Administrative Agent. Except as indicated on Schedule 4, as of the date of this Agreement, each Deposit Account so scheduled is a Restricted Account.

          SECTION 6. Perfection and Maintenance of Security Interests and Liens. Grantor agrees that until all of the Secured Obligations (other than contingent indemnity obligations) have been fully satisfied and the Credit Agreement has been terminated,

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Administrative Agent's security interests in and Liens on and against the
Collateral and all proceeds and products thereof shall continue in full force and effect. Grantor shall perform any and all steps reasonably requested by Administrative Agent to perfect, maintain and protect Administrative Agent's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable Administrative Agent to exercise its rights and remedies hereunder with respect to any Collateral; provided, however, that the Grantor shall not be required to take any steps to perfect, maintain or protect the Administrative Agent's security interest in any patents, copyrights, trademarks or other intellectual property under applicable law in any jurisdiction other than the United States of America, in money, in vehicles covered by certificates of title, or, unless a Default shall have occurred and be continuing, at the request of the Administrative Agent, in letter of credit rights. The steps to be performed by the Grantor include, without limitation:

          (i) filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to Administrative Agent;

          (ii) delivering to Administrative Agent all certificates, notes and other instruments with a value in excess of $1,000,000 (including, without limitation, all letters of credit on which Grantor is named as a beneficiary thereof) representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed or are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to Administrative Agent;

          (iii) at the reasonable direction of the Administrative Agent, delivering to Administrative Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued;

          (iv) after the occurrence and during the continuance of a Default, transferring Inventory and Equipment to warehouses designated by Administrative Agent or taking such other steps as are reasonably deemed necessary by Administrative Agent to maintain Administrative Agent's control of the Inventory and Equipment;

          (v) at the reasonable direction of the Administrative Agent, marking conspicuously each instrument, document, contract, chattel paper (in each case with a value in excess of $1,000,000) and all books and records pertaining to the Collateral with a legend, in form and substance satisfactory to Administrative Agent, indicating that such instrument, document, contract, chattel paper, or Collateral is subject to the security interest granted hereby;

          (vi) when required by Section 6.30 of Credit Agreement, obtaining restricted account agreements in substantially the form of Exhibit A hereto (or such other form as may be agreed to by the Administrative Agent) (each a "Restricted Account Agreement") from banks with respect to all then existing Deposit Accounts (other than Deposit Accounts maintained with the Administrative Agent) in the name of any Grantor (in connection with which the Grantor shall be permitted to and is required to update Schedule 4), in excess of $100,000 individually and $1,000,000 in the aggregate;

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          (vii) at the reasonable request of the Administrative Agent, appearing in and defending any action or proceeding which may affect materially and adversely Grantor's title to, or the security interest of Administrative Agent in, any of the Collateral; and

          (viii) executing and delivering all further instruments and documents, and taking all further action, as Administrative Agent may reasonably request.

          SECTION 7. Financing Statements. To the extent permitted by applicable law, Grantor hereby authorizes Administrative Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to Administrative Agent under this Agreement without Grantor's signature appearing thereon, and Administrative Agent agrees to notify Grantor when such a filing has been made. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          SECTION 8. Filing Costs. Grantor shall pay the costs of, or incidental to, all UCC, tax lien and judgment searches and all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by Administrative Agent pursuant to Section 7.

          SECTION 9. General Covenants. Grantor covenants and agrees with Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 20:

          (a) Grantor will comply with the terms of the Credit Agreement with respect to such Equipment and Inventory, including, without limitation, the maintenance and insurance provisions set forth in Sections 6.6 and 6.8 of the Credit Agreement;

          (b) Grantor shall keep its jurisdiction of organization specified in
Section 5(a) or, upon thirty (30) days' prior written notice to Administrative Agent, such other jurisdiction within the United States where all actions required by Section 6 shall have been taken;

          (c) Grantor shall keep and maintain at Grantor's own cost and expense satisfactory and complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice and, where applicable, Agreement Accounting Principles, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Grantor shall, for Administrative Agent's further security, deliver and turn over to Administrative Agent or Administrative Agent's designated representatives at any time following the occurrence and during the continuation of a Default, any such books and records (including, without limitation, any and all computer tapes, programs and files and any and all source and object codes relating to such Collateral in which Grantor has an interest or any part or parts thereof);

          (d) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Liens permitted under Section
6.15 of the Credit Agreement, and will defend the right, title and interest of Administrative Agent in and to Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims

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and demands of all Persons whatsoever, other than holders of Liens permitted under Section 6.15 of the Credit Agreement;

          (e) Grantor will not (i) make any change to its name, organizational structure or merge or consolidate with any other entity unless, at least thirty
(30) days prior to the effective date of any such change, Grantor notifies the Administrative Agent and delivers thereto acknowledgment copies of such financing statements which the Administrative Agent may reasonably request to reflect such change, together with such other documents and instruments that the Administrative Agent may reasonably request in connection therewith, and has taken all other reasonable steps to ensure that the Administrative Agent, for the benefit of the Holders of Secured Obligations, continues to have a first priority, perfected ownership or security interest in all the Collateral owned by Grantor, or (ii) change its jurisdiction of organization unless the Administrative Agent shall have received from Grantor prior to such change those items described in clause (i) hereof.

          (f) If Grantor shall at any time hold or acquire a commercial tort claim with a value in excess of $1,000,000, Grantor shall promptly notify the Administrative Agent of such commercial tort claim and shall grant to the Administrative Agent on behalf of the Holders of Secured Obligations a security interest in such commercial tort claim, together with all proceeds thereof. Such security interest shall be granted by Grantor to the Administrative Agent in a writing in form and substance acceptable to the Administrative Agent and shall identify with specificity the applicable commercial tort claim.

          SECTION 10. Administrative Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Administrative Agent as Grantor's attorney-in-fact, coupled with an interest, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Administrative Agent's discretion, following the occurrence and during the continuance of a Default, to take any action and to execute any instrument which Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to:

          (i) obtain and adjust insurance required to be paid to the Administrative Agent or any Holders of Secured Obligations pursuant to the Loan Documents;

          (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

          (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; and

          (iv) file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of Administrative Agent with respect to any of the Collateral.

          SECTION 11. Administrative Agent May Perform; Collection of Accounts. If Grantor fails to perform any agreement contained herein or in the Credit Agreement after the expiration of any applicable grace or cure periods, Administrative Agent may, in accordance with Section 9.13 of the Credit Agreement, perform, or cause performance of, such agreement, and the expenses of Administrative Agent incurred in connection therewith shall constitute Secured Obligations and shall be payable by Grantor under Section 17. Following the occurrence and during the continuance of a Default, the Administrative Agent shall have the right, with respect to Accounts that constitute part of the Collateral, (i) to notify any account debtors (as defined in Section 9-102(3) of the UCC) of Grantor to make payments directly to the Administrative Agent for application to the Secured Obligations and (ii) to enforce Grantor's rights against the applicable account debtors.

          SECTION 12. Administrative Agent's Duties. The powers conferred on Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Administrative Agent shall not have any duty as to any Collateral. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations. Grantor bears all risk of loss or damage of any of the Collateral, except to the extent such loss or damage shall arise solely from the gross negligence or willful misconduct of the Administrative Agent.

          SECTION 13. Remedies.

          (a) If any Default shall have occurred and be continuing:

          (i) Administrative Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, Administrative Agent may, without notice, demand or legal process of any kind (except as may be required by law or specifically required under the Credit Agreement), all of which Grantor waives, at any time or times, (x) peacefully enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises, at no cost to Administrative Agent or any of the Holders of Secured Obligations, or remove the Collateral, or any part thereof, to such other place(s) as Administrative Agent may desire, (y) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all or any part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to Administrative Agent and (z) without notice except as specified below or specifically required under the Credit Agreement, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of Administrative Agent or elsewhere, for cash, on credit or for future delivery, or upon such other terms as Administrative Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. It is not necessary that the Collateral be present at any such sale.

          (ii) Administrative Agent shall apply all cash proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to Administrative Agent pursuant to Section 17), for the benefit of the Holders of Secured Obligations, against all or any part of the Secured Obligations in such order as may be required by the Loan Documents. Any surplus of such cash or cash proceeds held by Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus (including, but not limited to, as a court of competent jurisdiction may otherwise direct).

          (b) Administrative Agent shall have no obligation to attempt to satisfy the Secured Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and the Administrative Agent may release, modify or waive any collateral provided by any other Person as security for the Secured Obligations or any portion thereof, all without affecting the Administrative Agent's rights against Grantor. Grantor waives any right it may have to require any Holder of Secured Obligations to pursue any third Person for any of the Secured Obligations.

          (c) Grantor waives, to the extent permitted by applicable law, all claims, damages and demands against Administrative Agent arising out of the repossession, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of Administrative Agent or any of the Holders of Secured Obligations, or their respective officers, directors, agents, affiliates or employees, as the case may be, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

          (d) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by applicable law or equity.

          SECTION 14. Exercise of Remedies. In connection with the exercise of its remedies pursuant to Section 13, Administrative Agent may, except as restricted or prohibited by applicable law, (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as Administrative Agent may, from time to time, determine; and

(iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of a Default, without affecting or impairing Administrative Agent's right to take any other further action with respect to any Collateral or security or any part thereof.

          SECTION 15. License. Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default and notice to Grantor, without charge, (a) Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and/or selling any Collateral, provided that Administrative Agent uses quality standards at least substantially equivalent to those of Grantor for the manufacture, advertising, sale and distribution of Grantor's products and services and (b) Grantor's rights under all licenses and all franchise agreements shall inure to Administrative Agent's benefit, except to the extent restricted or prohibited by the terms of such licenses or agreements.

          SECTION 16. Interpretation and Inconsistencies; Merger.

          (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement and the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Loan Document, such provision of the other Loan Document shall govern.

          (b) Except as provided in subsection (a) above, this Agreement represents the final agreement of the Grantor and the Administrative Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Administrative Agent or any other Holder of Secured Obligations.

          SECTION 17. Expenses. Grantor will pay to Administrative Agent and/or the Holders of Secured Obligations the amount of any and all reasonable expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, as provided in Section 9.6 of the Credit Agreement.

          SECTION 18. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 19. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 13.1 of the Credit Agreement.

          SECTION 20. Continuing Security Interest; Termination. (a) Except as provided in Section 20(b), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Secured Obligations (other than contingent indemnity obligations) and the termination of the

Credit Agreement, (ii) be binding upon Grantor, its successors and assigns and
(iii) except to the extent that the rights of any transferor or assignor are limited by the terms of the Credit Agreement, inure, together with the rights and remedies of Administrative Agent hereunder, to the benefit of Administrative Agent and any of the Holders of Secured Obligations. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

          (b) Upon the later of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnity obligations) and (ii) the termination of the Credit Agreement, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination of security interest, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and Administrative Agent will, at Grantor's expense, execute and deliver to Grantor such other documents (including, but not limited to, Uniform Commercial Code termination statements and release of security interests for filing in the United States Patent and Trademark Office and Copyright Office) as Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, the Administrative Agent will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

          SECTION 21. Severability; No Strict Construction.

          (a) It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

          (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          SECTION 22. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE HOLDERS OF SECURED OBLIGATIONS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS (EXCEPT TO THE EXTENT THAT THE UCC PROVIDES FOR THE APPLICATION OF LAWS OF ANOTHER STATE). WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN THE GRANTOR AND THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE

RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

          SECTION 23. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (A) CONSENT TO JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

          (B) OTHER JURISDICTIONS. GRANTOR AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (C) SERVICE OF PROCESS; VENUE. THE GRANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GRANTOR ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY HOLDER OF SECURED OBLIGATIONS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT,

DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

          (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

          (E) WAIVER OF BOND. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT.

          (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 23, WITH ITS COUNSEL.

               The remainder of this page is intentionally blank.

          IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           BIO-RAD LABORATORIES, INC.


                                           By: /s/ Ronald W. Hutton
                                               ---------------------------------
                                               Name: Ronald W. Hutton
                                               Title: Treasurer


                                           BANK ONE, NA, as Administrative Agent


                                           By: /s/ Dana Jurgens
                                               ---------------------------------
                                               Name: Dana Jurgens
                                               Title: Director

                      Signature Page to Security Agreement

                                    EXHIBIT A
                                       to
                               SECURITY AGREEMENT

                      Form of Restricted Account Agreement

TO: Bank One, NA, (Main Office Chicago), as contractual representative (the "Administrative Agent") under that certain Credit Agreement, dated as of September 9, 2003 (the "Credit Agreement"), among Bio-Rad Laboratories, Inc., a Delaware corporation (the "Borrower"), the Administrative Agent and those lenders from time to time parties thereto.

Ladies and Gentlemen:

     You have advised us that the Borrower has entered or will enter into the Credit Agreement and that in connection therewith the Borrower has granted to the Administrative Agent, for its benefit and the benefit of the Holders of Secured Obligations (as defined in the Credit Agreement), a lien on and security interest in substantially all of the assets of the Borrower, including all of the accounts receivable and inventory of the Borrower.

     This will confirm that the Borrower and the undersigned collection bank (the "Bank") have agreed as follows with respect to (i) the account[s] identified on Schedule 1 attached hereto (the "Account[s]") [and (ii) the lock box[es] identified on Schedule 2 attached hereto, to which the Borrower's customers and other persons and entities obligated to the Borrower deliver checks and other items of payment (said [lock box is] [lock boxes are] hereinafter referred to [collectively] as the "Lock Box[es]")]:

     1. The Borrower and the Bank acknowledge and confirm that although the Account[s] [and Lock Box[es]] shall remain in the name of the Borrower, all funds now or at any time hereafter deposited to the Account[s] [and Lock Box[es]] and all of the Borrower's rights regarding such Account[s] [and Lock Box[es]] constitute part of the collateral in which the Borrower has granted a security interest to the Administrative Agent, to secure the Borrower's obligations under the Credit Agreement and the other instruments, documents and agreements executed in connection therewith, and that during a "Notification Period" (as defined below), the Bank shall not be permitted to follow the Borrower's directions as to disbursements and deposits with respect thereto. [The Bank's authorized representatives will have access to the Lock Box[es], under the authority given by the Borrower to the appropriate Post Office, and will make regular pick-ups from the Lock Box[es] timed to gain the maximum benefit of early presentation and availability of funds. Upon the Bank's receipt thereof, checks and other items of payment so received will be processed and, where possible, started on their way through the regular channels for payment upon receipt by the Bank. Subject to final collection, credit for such items will be given in total on the Bank's books relating to the [appropriate] Account. The Bank will supply the Borrower's endorsement on checks received by it by endorsing them "Credited to the account of the within payee" and will present them for payment through the customary collection procedures and subject to the terms of the Bank's by-laws covering the handling of items deposited with it.]/1/

     2. The Bank will not exercise, and hereby releases, any banker's lien upon and any right of set off against checks or other items of payment [remitted to the Lock Box[es] and/or] deposited in the Account[s], except (i) with respect to the Bank's normal fees and charges for operating the Account[s] and (ii) for amounts previously credited to Borrower's Account[s] which the Bank subsequently determines are uncollectible items. Checks returned unpaid because of uncollected or insufficient funds shall be redeposited without advice.

     3. From and after the date on which the Administrative Agent notifies the Bank, in writing, that it is exercising its rights under this Restricted Account Agreement (the "Notice") until the date on which the Administrative Agent notifies the Bank that it is withdrawing such Notice (such period being referred to herein as a "Notification Period"), the Bank, the Borrower and the Administrative Agent agree that, unless the Administrative Agent otherwise instructs the Bank in writing:

          A. The Bank will not honor drafts, demands, withdrawal requests or remittance instructions by the Borrower.

          B. The Bank will hold solely for account of the Administrative Agent all funds which may be on deposit in the Account[s] and the Administrative Agent shall have the exclusive right to direct the Bank as to the disposition of all checks, other items of payment and amounts deposited in the Account[s] [and remitted to the Lock Box[es]].

          C. The Bank will remit all such funds directly to the Administrative Agent, as soon as the funds are collected, by electronic transfer of immediately available funds in accordance with the Administrative Agent's written wire-transfer instructions given from time to time to the Bank.

          D. The Bank shall be entitled to rely upon any notice or other writing received from the Administrative Agent, and the Borrower waives any claim against the Bank, and releases the Bank from any liability for, complying with the terms of this Restricted Account Agreement.

     4. [The Borrower will receive a receipted copy of the activity relating to the Lock Box[es] for its records.] The Bank will not close the Account[s] without giving the Administrative Agent at least thirty (30) days' prior written notice at the address set forth below or such other address as the Administrative Agent may from time to time indicate by written notice to the Bank, and the Bank will send to the Administrative Agent at such address a copy of each periodic statement for the Account, as and when the statement is sent to the Borrower.

----------
/1/ The last three sentences of this Section and the last sentence of the following Section may be substituted with a cross reference to the applicable cash-management or lock-box services agreement, if one exists.

     5. Any notice (including, without limitation, any Notice) required or desired to be served, given or delivered hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) three (3) business days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation if sent by telecopy, (iii) one (1) business day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand delivered by messenger.

     6. The Bank shall not be liable for, and the Borrower agrees to indemnify the Bank against, any liability or claims including court costs, reasonable attorney's fees and other expenses, which the Bank may incur in connection with or pursuant to this Restricted Account Agreement, unless arising from the Bank's own gross negligence or willful misconduct.

     7. This Restricted Account Agreement shall be binding upon the Bank and the Borrower and their respective successors and assigns and shall inure to the benefit of the Administrative Agent, each of the Holders of Secured Obligations and their respective successors and assigns. This Restricted Account Agreement may not be modified without the Administrative Agent's prior written consent, but may be terminated by the Administrative Agent or the Bank upon thirty (30) days' prior written notice to the other parties hereto.

                     [Remainder of page intentionally blank]

This Restricted Account Agreement shall be deemed effective as of [___________, 20__] upon execution hereof by the Bank.

                                           [Insert full name of Bank]:


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                           Address:

                                           -------------------------------------

                                           -------------------------------------
                                           Attn:
                                                 -------------------------------
                                           Telecopy No.:
                                                        ------------------------
                                           Confirmation No.:
                                                            --------------------

Acknowledged and agreed to as of this
[___] day of [________, 20__]:

BIO-RAD LABORATORIES, INC.


By:
    ---------------------------------------
    Name:
          ---------------------------------
    Title:
           --------------------------------

Address:

1000 Alfred Nobel Drive
Hercules, California 94547
Attn:
     --------------------------------------
Telecopy No.:
              -----------------------------
Confirmation No.:
                  -------------------------

Acknowledged and agreed to as of this
[___] day of [______, 20__]:

BANK ONE, NA, as Administrative Agent


By:
    ----------------------------------------
    Name:
          ----------------------------------
    Title:
           ---------------------------------

Address:
1 Bank One Plaza
Chicago, Illinois 60670
Attn: [____________]
Telecopy No.:
              -----------
Confirmation No.:
                  -----------